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EXHIBIT 99.9

                            SELECTED FINANCIAL DATA

                                  NTL BUSINESS

                                                       FOR THE PERIOD
                                                            FROM          FOR THE PERIOD
                                                       SEPTEMBER 21,           FROM
                                        YEAR ENDED        1999 TO        JANUARY 1, 1999      YEAR ENDED
                                       DECEMBER 31,     DECEMBER 31,     TO SEPTEMBER 20,    DECEMBER 31,
                                           2000             1999               1999              1998
                                       ------------    --------------    ----------------    ------------
                                                          (IN MILLIONS POUND STERLING)
Income Statement Data:
Revenues.............................      82.2             36.5               70.3              83.0
Operating income (loss)..............     (18.8)              .2              (17.8)              3.8
Net income (loss)....................     (17.1)              .2              (17.9)              1.3

                                                              AS OF DECEMBER
                                                                    31,
                                                              ---------------
                                                               2000      1999
                                                              -------    ----
                                                               (IN MILLIONS
                                                              POUND STERLING)
Working capital (deficiency)................................     (8.1)   (1.2)
Fixed assets, net...........................................      1.3     1.8
Total assets................................................  2,687.8    60.2
Long-term debt(1)...........................................  2,026.3     1.2
Shareholder's equity........................................    615.0      .9

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(1) In May 2000, NTL Business was a party to a L2,500.0 million credit agreement. As of December 31, 2000, NTL Business had L2,026.3 million outstanding under the credit agreement. These funds were loaned to an affiliate of NTL Business.

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